FOR IMMEDIATE RELEASE

Contact:	Harvey Kamil	Carl Hymans
	NBTY, Inc.	G.S. Schwartz & Co.
	President and	212-725-4500
	Chief Financial Officer	carlh@schwartz.com
631-244-2020

NBTY REPORTS FIRST QUARTER RESULTS

BOHEMIA, N.Y. – January 22, 2004 - NBTY, Inc. (NYSE: NTY) (www.NBTY.com), a leading manufacturer and marketer of nutritional supplements, today announced record results for the fiscal first quarter ended December 31, 2003.

For the fiscal first quarter ended December 31, 2003, sales increased 60% to $385 million, compared to $241 million for the fiscal first quarter ended December 31, 2002.  Net income for the fiscal first quarter rose 42% to $24 million, or $0.34 per diluted share, compared to net income of $17 million, or $0.24 per diluted share, for the comparable prior period.

Results for the fiscal first quarter reflect increased sales across all of the Company’s divisions and include the results of Rexall businesses acquired in July 2003.  Rexall product lines recorded sales of $75 million.  Without such product lines, sales would have increased 29% for the fiscal first quarter.

In this fiscal quarter, NBTY refinanced $224 million of Term B loans outstanding under its July 2003 credit agreement with a new class of Term C loans on more favorable terms, LIBOR plus 2%.  NBTY’s $375 million credit facility consisted of a $100 million revolving credit line, $50 million Term A loans and $225 million Term B loans.  The Company repaid $24 million of Term A loans in the fiscal first quarter ended December 31, 2003 and an additional $10 million in January 2004.

OPERATIONS FOR THE FISCAL FIRST QUARTER ENDED DECEMBER 31, 2003

The US Nutrition wholesale division, which operates Nature’s Bounty and Rexall, increased its sales 142% to $179 million, compared with $74 million for the comparable prior period.  Sales results include $75 million from Rexall product lines, such as Osteo Bi-Flex®, MET-Rx®, Sundown® and Carb Solutions®.  These sales include a charge of approximately $15 million for returns associated with Rexall’s pre-acquisition sales ($11 million of actual returns and $4 million of anticipated returns).  The Company has maintained Rexall’s retail shelf space and optimizes that space by replacing slow-moving Rexall products with faster-selling, better value Rexall and Nature’s Bounty products.

US Nutrition’s results reflect the synergies resulting from the Rexall integration as well as sustained growth in mass market sales.  NBTY continues to increase its wholesale presence in the nutritional supplement marketplace and to leverage valuable consumer sales information from its Vitamin World and Puritan’s Pride direct-response/e-commerce operations in order to provide its mass-market customers with data and analyses to drive sales.

Vitamin World sales for the fiscal first quarter increased 6% to $53 million, from $50 million in the comparable prior period.  Vitamin World operations achieved profitability in the fiscal first quarter and EBITDA (as defined in non-GAAP financial measures below) increased to $3.4 million from $1.3 million for the fiscal first quarter a year ago.  Same store sales increased 7%.  During the fiscal first quarter Vitamin World opened 11 new stores, closed one store and at the end of the quarter operated 543 stores.

NBTY’s European retail sales for the fiscal first quarter increased 42% to $117 million from $83 million for the fiscal first quarter a year ago.  This increase includes sales generated by the 51 GNC stores in the UK and 67 DeTuinen stores in the Netherlands that NBTY acquired in fiscal 2003.  GNC (UK) and DeTuinen generated sales of $9 million and $11 million, respectively, for the fiscal first quarter.  The combined results of GNC (UK) and DeTuinen were profitable.  During the fiscal first quarter, the Company’s European retail division opened 7 new stores and at the end of the quarter operated 596 stores in the UK, Ireland and the Netherlands.

Holland & Barrett’s same store sales for the fiscal first quarter increased 16%.  This result includes the positive effect of the strong British pound.  Without the effect of foreign exchange, Holland & Barrett same store sales increased 7%.

Puritan’s Pride direct response/e-commerce sales for the fiscal first quarter increased 3% to $35 million from $34 million for the fiscal first quarter a year ago.  Puritan’s Pride on-line sales increased 51% for the fiscal first quarter and comprised 20% of all Puritan’s Pride sales for this fiscal first quarter.  NBTY remains the leader in the direct response and e-commerce sector and continues to increase the number of products available via its catalog and websites.

NBTY Chairman and CEO, Scott Rudolph, said:  “We are pleased to report a record quarter with sales increases across all divisions.  The integration of Rexall is on target.  We are confident in the long-term outlook for the Company and anticipate continued growth in revenue and market share for NBTY.”

ABOUT NBTY

NBTY is a leading vertically integrated manufacturer and distributor of a broad line of high-quality, value-priced nutritional supplements in the United States and throughout the world.  The Company markets approximately 1,500 products under several brands, including Nature’s Bounty®, Vitamin World®, Puritan’s Pride®, Holland & Barrett®, Rexall®, Sundown®, MET-Rx®, WORLDWIDE Sport Nutrition®, American Health®, GNC (UK)® and DeTuinen®.

This release refers to non-GAAP financial measures, such as EBITDA.  “EBITDA” is defined as earnings before interest, taxes, depreciation and amortization.  This non-GAAP financial measure is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  A reconciliation of the non-GAAP measure to the comparable GAAP measure is included in the attached financial tables.    Management believes the presentation of EBITDA is relevant and useful because EBITDA is a measurement industry analysts utilize when evaluating NBTY’s operating performance. Management also believes EBITDA enhances an investor’s understanding of NBTY’s results of operations because it measures NBTY’s operating performance exclusive of interest and non-cash charges for depreciation and amortization. Management also provides this non-GAAP measurement as a way to help investors better understand its core operating performance, enhance comparisons of NBTY’s core operating performance from period to period and to allow better comparisons of  NBTY’s operating performance to that of its competitors.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. All of these forward-looking statements, which can be identified by the use of terminology such as “subject to,” “believe,” “expects,” “may,” “will,” “should,” “can,” or “anticipates,” or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy which, although believed to be reasonable, are inherently uncertain.  Factors which may materially affect such forward-looking statements include: (i) slow or negative growth in the nutritional supplement industry; (ii) interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest or disruption of mail service; (iii) adverse publicity regarding nutritional supplements; (iv) inability to retain customers of companies (or mailing lists) recently acquired; (v) increased competition; (vi) increased costs; (vii) loss or retirement of key members of management; (viii) increases in the cost of borrowings and unavailability of additional debt or equity capital; (ix) unavailability of, or inability to consummate, advantageous acquisitions in the future, including those that may be subject to bankruptcy approval or the inability of NBTY to integrate acquisitions into the mainstream of its business; (x) changes in general worldwide economic and political conditions in the markets in which NBTY may compete from time to time; (xi) the inability of NBTY to gain and/or hold market share of its wholesale and/or retail customers anywhere in the world; (xii) unavailability of electricity in certain geographical areas; (xiii) the inability of NBTY to obtain and/or renew insurance; (xiv) exposure to and expense of defending and resolving, product liability claims and other litigation; (xv) the ability of NBTY to successfully implement its business strategy; (xvi) the inability of NBTY to manage its retail, wholesale, manufacturing and other operations efficiently; (xvii) consumer acceptance of NBTY’s products; (xviii) the inability of NBTY to renew leases on its retail locations; (xix) inability of NBTY’s retail stores to attain or maintain profitability; (xx) the absence of clinical trials for many of NBTY’s products; (xxi) sales and earnings volatility and/or trends; (xxii) the efficacy of NBTY’s Internet and on-line sales and marketing; (xxiii) fluctuations in foreign currencies, including the British Pound; (xxiv) import-export controls on sales to foreign countries; (xxv) the inability of NBTY to secure favorable new sites for, and delays in opening, new retail locations; (xxvi) introduction of new federal, state, local or foreign legislation or regulation or adverse determinations by regulators anywhere in the world (including the banning of products) and more particularly the Food Supplements Directive and the Traditional Herbal Medicinal Products Directive in Europe; (xxvii) the mix of NBTY’s products and the profit margins thereon; (xxviii) the availability and pricing of raw materials; (xxix) risk factors discussed in NBTY’s filings with the U.S. Securities and Exchange Commission; and (xxx) other factors beyond NBTY’s control.

Readers are cautioned not to place undue reliance on forward-looking statements.  NBTY cannot guarantee future results, trends, events, levels of activity, performance or achievements.  NBTY does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

NBTY, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	For the three months ended December 31,
(Dollars and shares in thousands, except per share amounts)	2003	2002

Net sales	$385,053	$241,404

Cost and expenses:
Cost of sales	192,885	106,680
Catalog printing, postage and promotion	20,137	13,855
Selling, general and administrative	130,371	93,375

	343,393	213,910

Income from operations	41,660	27,494

Other income (expense):
Interest	(6,804)	(4,046)
Miscellaneous, net	1,506	1,239
	(5,298)	(2,807)

Income before income taxes	36,362	24,687

Provision for income taxes	12,717	8,063

Net income	$23,645	$16,624

Net income per share:
Basic	$0.35	$0.25
Diluted	$0.34	$0.24

Weighted average common shares outstanding:
Basic	66,642	66,172
Diluted	68,884	68,078

SALES

(Thousands)

(Unaudited)

THREE MONTHS ENDED DECEMBER 31,

	2003	2002	% Increase

Wholesale	$179,195	$74,116	142%

US Retail / Vitamin World	53,411	50,263	6%

European Retail / Holland & Barrett / GNC	117,050	82,613	42%

Direct Response / Puritan’s Pride	35,397	34,412	3%

	$385,053	$241,404	60%

GROSS PROFIT

PERCENTAGES

(Unaudited)

THREE MONTHS ENDED DECEMBER 31,

	2003	2002	% Increase (% Decrease)

Wholesale	38%	42%	-4%

US Retail / Vitamin World	61%	59%	2%

European Retail / Holland & Barrett / GNC	60%	62%	-2%

Direct Response / Puritan’s Pride	62%	65%	-3%

	50%	56%	-6%

Reconciliation of GAAP Measures to Non-GAAP Measures

(Thousands)

(Unaudited)

	THREE MONTHS ENDED DECEMBER 31, 2003
	Pretax Income (Loss)	Depreciation and amortization	Interest	EBITDA

Wholesale	$30,008	$2,678	$—	$32,686

US Retail / Vitamin World	197	3,159		3,356

European Retail / Holland & Barrett / GNC	26,299	2,505		28,804

Direct Response / Puritan’s Pride	9,268	1,415		10,683

Segment Results	65,772	9,757		75,529

Corporate	(29,410)	5,422	6,804	(17,184)

Total	$36,362	$15,179	$6,804	$58,345

	THREE MONTHS ENDED DECEMBER 31, 2002
	Pretax Income (Loss)	Depreciation and amortization	Interest	EBITDA

Wholesale	$14,204	$210	$—	$14,414

US Retail / Vitamin World	(1,654)	2,936		1,282

European Retail / Holland & Barrett / GNC	22,291	2,165		24,456

Direct Response / Puritan’s Pride	11,015	1,336		12,351

Segment Results	45,856	6,647		52,503

Corporate	(21,169)	3,908	4,046	(13,215)

Total	$24,687	$10,555	$4,046	$39,288

NBTY, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

ASSETS

(Dollars and shares in thousands)	December 31, 2003	September 30, 2003

Current assets:
Cash and cash equivalents	$52,489	$49,349
Investments in bonds	—	4,158
Accounts receivable, less allowance for doubtful accounts of $7,953 at December 31, 2003 and $7,100 at September 30, 2003	79,522	89,430

Inventories	319,487	314,091

Deferred income taxes	37,021	37,021

Prepaid expenses and other current assets	37,208	44,736

Total current assets	525,727	538,785

Property, plant and equipment, net	298,300	298,344

Goodwill	216,856	213,362

Intangible assets, net	135,179	137,469

Other assets	17,618	16,423

Total assets	$1,193,680	$1,204,383

NBTY, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

(Dollars and shares in thousands)	December 31, 2003	September 30, 2003

Current liabilities:
Current portion of long-term debt and capital lease obligations	$12,848	$12,841
Accounts payable	76,869	87,039
Accrued expenses and other current liabilities	108,679	124,630
Total current liabilities	198,396	224,510

Long-term debt	390,303	413,989
Deferred income taxes	39,963	40,213
Other liabilities	5,714	10,872
Total liabilities	634,376	689,584

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.008 par; authorized 175,000 shares; issued and outstanding 66,722 shares at December 31, 2003 and 66,620 shares at September 30, 2003	534	533

Capital in excess of par	132,712	130,208
Retained earnings	393,098	369,453
	526,344	500,194

Accumulated other comprehensive income	32,960	14,605
Total stockholders’ equity	559,304	514,799

Total liabilities and stockholders’ equity	$1,193,680	$1,204,383

NBTY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the three months ended December 31,
(Dollars in thousands)	2003	2002
Cash flows from operating activities:
Net income	$23,645	$16,624
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on disposal/sale of property, plant and equipment	(15)	(969)
Depreciation and amortization	15,179	10,555
Foreign currency exchange rate (gain) loss	(563)	1,420
Amortization of deferred financing costs	528	196
Amortization of bond discount	31	31
Allowance for doubtful accounts	(853)	228
Compensation expense for ESOP	1,618	428
Tax benefit from exercise of stock options	17	—
Changes in assets and liabilities:
Accounts receivable	11,452	3,735
Inventories	(2,448)	(9,372)
Prepaid expenses and other current assets	7,713	2,360
Other assets	5,580	1,132
Accounts payable	(12,961)	(10,594)
Accrued expenses and other liabilities	(21,703)	8,793

Net cash provided by operating activities	27,220	24,567
Cash flows from investing activities:
Release of cash held in escrow	—	2,403
Purchase of property, plant and equipment	(8,955)	(11,322)
Proceeds from sale of property, plant, and equipment	56	1,293
Proceeds from sale of investment in bonds	4,158	—
Net cash used in investing activities	(4,741)	(7,626)
Cash flows from financing activities:
Principal payments under long-term debt agreements and capital leases	(23,710)	(5,866)
Payments for debt issuance costs	(500)	—
Proceeds from stock options exercised	15	—
Net cash used in financing activities	(24,195)	(5,866)
Effect of exchange rate changes on cash and cash equivalents	4,856	826
Net increase in cash and cash equivalents	3,140	11,901
Cash and cash equivalents at beginning of period	49,349	26,229
Cash and cash equivalents at end of period	$52,489	$38,130
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$3,107	$1,151
Cash paid during the period for income taxes	$7,786	$6,269